NL INDUSTRIES, INC. ANNOUNCES QUARTERLY DIVIDEND AND RESULTS OF

ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 18, 2023 – NL Industries, Inc. (NYSE:  NL) announced that its board of directors has declared a quarterly dividend of seven cents ($0.07) per share on its common stock, payable on June 20, 2023 to shareholders of record at the close of business on June 5, 2023.

NL Industries also announced that at its 2023 annual shareholder meeting held today its shareholders had:

●	elected each of Loretta J. Feehan, John E. Harper, Meredith W. Mendes, Cecil H. Moore, Jr., Courtney J. Riley, Michael S. Simmons and Thomas P. Stafford as a director for a one-year term;
●	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2023 annual shareholder meeting;

●	approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission; and

●	approved the NL Industries, Inc. 2023 Non-Employee Director Stock Plan.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

* * * * *

Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700